Exhibit 32.1

STATEMENT PURSUANT TO

18 U.S.C. SECTION 1350

AS REQUIRED BY

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Assure Holdings Corp. (the “Company”) on Form 10-Q for the period ending March 31, 2021, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned hereby certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 14, 2021	/s/ John Farlinger	Chief Executive Officer
	Name: John Farlinger	(Principal Executive Officer)

A signed original of this written statement required by Section 906 has been provided to Assure Holdings Corp. and will be retained by Assure Holdings Corp. and furnished to the Securities and Exchange Commission or its staff upon request.